EXHIBIT 99.2
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INTERLINE BRANDS, INC. ANNOUNCES PRICING FOR TENDER OFFER OF ITS 11 1/2% SENIOR
SUBORDINATED NOTES DUE 2011

JACKSONVILLE, Fla., June 9 /PRNewswire-FirstCall/ -- Interline Brands, Inc. ("Interline Brands" or the "Company") (NYSE: IBI) announced today that its operating subsidiary, Interline Brands, Inc., a New Jersey corporation ("Interline New Jersey"), has determined the tender offer yield for its outstanding tender offer and related consent solicitation for any and all of its outstanding 11 1/2% Senior Subordinated Notes Due 2011 (CUSIP No. 458743 AB
7) (the "Notes"). The tender offer yield for the Notes tendered and accepted will be 5.629% and was determined as of 2:00 p.m., Eastern Time, today by reference to a fixed spread of 0.50% over the yield to maturity of the 4.375% U.S. Treasury Note due May 15, 2007.

Assuming an early settlement date of June 23, 2006, the "Total Consideration" for each $1,000 principal amount of Notes validly tendered and not validly withdrawn at or prior to 5:00 p.m., Eastern Time, on June 7, 2006, the "Consent Date", is $1,105.10, which includes a consent payment of $30 per $1,000 principal amount of Notes. Holders whose Notes are validly tendered after the Consent Date, but at or prior to 5:00 p.m., Eastern Time, on June 23, 2006, the "Expiration Date" for the tender offer, will be eligible to receive the "Tender Offer Consideration" of $1,075.10 per $1,000 principal amount of Notes tendered, but will not be eligible to receive the $30 per $1,000 principal amount consent payment. In addition, accrued but unpaid interest up to, but not including, the applicable settlement date will be paid on all Notes validly tendered and accepted for purchase. As set forth in detail in the Offer to Purchase and Consent Solicitation Statement, dated May 23, 2006 (the "Offer to Purchase"), the tender offer is subject to the satisfaction of certain conditions, including the successful receipt of net proceeds of the financing transactions sufficient to finance the tender offer and consent solicitation on terms satisfactory to Interline New Jersey. A copy of the Offer to Purchase is available from the Information Agent, D.F. King, by calling toll free at (800) 290-6426 or (for banks and brokers) collect at (212) 269-5550.

This news release is neither an offer to purchase nor a solicitation of an offer to sell any securities nor a solicitation of consents with respect to any securities. The tender offer and consent solicitation is being made only by reference to the Offer to Purchase.

About Interline Brands

Interline Brands is a leading national distributor and direct marketer with headquarters in Jacksonville, Florida. Interline Brands provides maintenance, repair and operations (MRO) products to approximately 160,000 professional contractors, facilities maintenance professionals, and specialty distributors across North America and Central America.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements. The Company has tried, whenever possible, to identify these forward-looking statements using words such as "projects," "anticipates," "believes," "estimates," "expects," "plans," "intends," and similar expressions. Similarly, statements herein that describe the Company's and/or Interline New Jersey's outlook, objectives, plans, intentions or goals are also forward-looking statements. The risks and uncertainties involving forward-looking statements include the failure to close the previously announced American Sanitary acquisition and realize expected benefits from the transaction and obtaining debt financing on favorable terms, fluctuations in the cost of raw materials, fuel prices or in currency exchange rates, material facilities systems disruptions and shutdowns, the failure to locate, acquire and integrate acquisition candidates, the dependence on key employees and other risks described in the Company's Registration Statement on Form S-3 (File No. 333-134415), its Annual Report on Form 10-K for the fiscal year ended December 30, 2005 and its Quarterly Report on Form 10-Q for the three months ended March 31, 2006. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.

CONTACT: Tom Tossavainen; Chief Financial Officer

PHONE: 904-421-1441

SOURCE  Interline Brands, Inc.